Exhibit 10.13.3
                                                                 ---------------






           CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY
                         FILED WITH THE COMMISSION.***






































                          CONFIDENTIAL TREATMENT

                       MANUFACTURING AND SUPPLY AGREEMENT

This Manufacturing and Supply Agreement is entered into effective as of Tuesday March 6th, 2003, by and between INyX Pharma Ltd., a company organized under the laws of England and Wales ("INyX"), and Stiefel Laboratories, Inc., a New York corporation (the "Customer").

                                   BACKGROUND

A. The Customer desires to use INyX's facilities, resources and expertise to manufacture the Products, as defined below, and INyX desires to act as a contract manufacturer of the Product(s) agreed to by both Parties in accordance with the terms and conditions set forth in this Agreement;

B. INyX and the Customer wish to enter into this manufacturing and supply agreement on the terms and conditions set forth in this Agreement, for the consideration set forth in this Agreement.

NOW, THEREFORE, in consideration of the above premises and the mutual covenants set forth below, INyX and the Customer agree as follows:

                                    AGREEMENT

                                    ARTICLE 1
                                   DEFINITIONS
                                   -----------

For the purposes of this Agreement, the following capitalized terms shall have the following meanings:

"Affiliate" means any corporation or other business entity controlled by, controlling or under common control with a Party hereto. For this purpose "control" shall mean direct or indirect beneficial ownership of fifty percent (50%) or more of the voting stock, or a fifty percent (50%) or more interest in the income of, such corporation or other business entity.

"Batch" shall have the meaning set forth in the Quality Agreement.

"Certificate of Analysis" means a summary of the quality control testing, as described in the Product Specifications, performed by INyX for Finished Product supplied under this Agreement.

"Change" shall have the meaning set forth in the Quality Agreement.

"Commercially Reasonable Efforts" means, with respect to a Party, the efforts of such Party that are reasonable in light of the size of the present and potential markets for the Products (as reasonably determined by such Party) and consistent with such Party's efforts used in similar activities regarding other products of similar market potential.

"Confidential Information" shall have the meaning set forth in Section 7.3 of this Agreement.


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                             CONFIDENTIAL TREATMENT

"Customer Representative" means the person designated by the Customer who shall be primarily resident on site at INyX's facility. As of the date of this Agreement, *** is designated as the Customer Representative.

"Date of Manufacture" shall have the meaning set forth in the Quality Agreement.

"Dermatological Products" shall have the meaning set forth in Section 4.3.

"Development Agreement" means any separate agreement entered into by the Parties with respect to a potential Product that is not yet ready to be manufactured on a commercial scale, including the requirements surrounding production of units of Product and Placebo appropriately labeled for use in the Customer's clinical trials (in amounts to be specified by the Customer, as required). Each such Development Agreement shall, when executed, be appended to this Agreement as an Exhibit E.

"DMF" means the Drug Master File for a Product, as filed by INyX with the FDA.

"FDA" means the Food and Drug Administration of the United States of America.

"Finished Product" shall have the meaning set forth in the Quality Agreement.

"IND" means an Investigational New Drug Application for a Product, as filed by the Customer with the FDA.

"INyX" means INyX Pharma Ltd.

"Initial Term" shall have the meaning set forth in Section 10.1.

"Labeling" means the primary container label, secondary packaging, package insert, shelf pack and shipper label specific to a finished Product manufactured in accordance with cGMPs and the Customer's instructions.

"Losses" shall have the meaning set forth in Section 11.1.

"Manufacturing Standards" means the specifications for manufacturing, packaging, labeling and storing the Products set forth in the Product Specifications, the master batch record, cGMPs, MSDSs, and all other applicable U.S. laws and regulations.

"MSDS" means material safety data sheets.

"NDA" means a New Drug Application for a Product, as filed by the Customer with, and approved by the FDA.

"Party" means INyX or the Customer and "Parties" means both INyX and the Customer, as the context requires.

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                             CONFIDENTIAL TREATMENT

"Placebo" means a Product adjusted to be formulated without the active ingredient.

"Product Specifications" means the specifications provided by the Customer in writing for the manufacture of any Product and accepted by INyX from time to time, and includes all such specifications as may be required pursuant to applicable regulatory laws.

"Product(s)" means Dermatological Products and the products described on Exhibit A to this Agreement for commercial sale, as it may be properly amended from time to time by agreement of the Parties, and which is incorporated by this reference as though fully set forth in this paragraph.

"Quality Agreement" means the Agreement set forth as Exhibit C to this Agreement and incorporated by this reference as though fully set forth in this Agreement.

"Regulatory   Authority"   means  the  FDA  or  any   equivalent  or  additional
governmental or regulatory agencies having jurisdiction with respect to INyX, INyX's facilities, or the Products.

"Stiefel" means Stiefel Laboratories, Inc.

"Unique Materials" shall have the meaning set forth in Section 3.12 of this Agreement.

                                   ARTICLE 2
                     PRODUCT SPECIFICATIONS AND MANUFACTURE
                     --------------------------------------

2.1      Manufacture of Products
         -----------------------

During the term of this Agreement, and subject to the terms and conditions of this Agreement, INyX shall formulate, fill and package the Products in accordance with their respective Product Specifications, according to the terms of this Agreement and the Quality Agreement, as they may be amended from time to time.

2.2      Conformance to Product Specifications
         -------------------------------------

Products (and jointly approved for the purposes of this section, the Placebo) shall conform to the Product Specifications, the terms of the Quality Agreement, and all specifications provided in the Customer's IND or NDA. Notwithstanding the foregoing, if the Customer accepts Product in accordance with the provisions of this Agreement and the Quality Agreement, this Section 2.2 shall be deemed to have been satisfied.

2.3      Labeling
         --------

INyX will label and package Product in finished form, pursuant to a firm purchase order accepted by INyX as described in Section 3.4, provided, however, that the Customer shall be responsible for the origination of artwork and text, as well as final approval before manufacture, of the Labeling.

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                             CONFIDENTIAL TREATMENT

2.4      Raw Materials
         -------------

INyX shall source all raw materials used in manufacture of the Products firstly from sources designated by the Customer. The Customer shall purchase the raw materials and deliver same to INyX. INyX and the Customer agree to jointly develop a procedure for testing raw materials that meets all FDA requirements, prior to the Customer's issuance of its first order for Products hereunder.

2.5      Batch Testing; Certificate of Authenticity
         ------------------------------------------

INyX shall test, or cause to be tested, in accordance with the Product Specifications, each batch of Product manufactured pursuant to this Agreement before delivery to the Customer. Prior to each shipment of Product, INyX shall provide to the Customer a Certificate of Analysis attesting to the quality of each batch contained within the shipment, including review and approval by the appropriate quality control unit of all batch production and control records. INyX shall maintain and provide the Customer with such documentation as may be required for compliance with FDA and other applicable regulators.

2.6      Good Manufacturing Practice
         ---------------------------

INyX shall manufacture, store and prepare all Products for shipping in accordance with the current Good Manufacturing Practices ("cGMPs") of the FDA, and the equivalent manufacturing requirements of the European Regulatory Authorities, in an FDA inspected and ISO9000 certified facility, currently envisioned to be INyX's facility in Runcorn, U.K. INyX may not change manufacturing of Products to an alternate facility without first obtaining the Customer's written approval, including the approvals required pursuant to the Quality Agreement, such approvals not to be unreasonably withheld.

2.7      DMF
         ---

To the extent required, INyX shall maintain a DMF, like filing or relevant registration certificate, suitable for INyX's manufacture of Products, with the applicable regulatory agencies (including FDA) and shall ensure that its "active status" is maintained. INyX shall use Commercially Reasonable Efforts to timely accomplish, and bear the costs of, preparing for regulatory inspection, approval and associated filings required for the manufacture of Products. The Customer shall directly pay or reimburse INyX for any fees and payments to such regulatory agencies required for such inspection, approval and associated filings (e.g., any FDA inspection fee); it is understood that the Customer is not responsible for fees and payments related to the general operation of INyX's business or facilities. INyX will provide letter(s) granting the Customer and its designees the right of cross-reference to the DMF. INyX reserves the right to cancel such letter(s) in case of termination of this Agreement; provided that, any such letter(s) are first offered to be transferred to the Customer and the Customer declines the transfer.


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                             CONFIDENTIAL TREATMENT

2.8      Inspections
         -----------

The Customer has the right at any time during the term of this Agreement, upon reasonable prior notice and during reasonable business hours and without disruption to INyX's business, to inspect INyX's facility, and to make FDA-type inspections at its plant to satisfy itself that INyX manufactures and documents the Product according to current cGMPs, consistent with FDA standards and requirements. Such inspections may only be made by individuals reasonably acceptable to INyX. The provisions of this Section 2.8 are subject to the confidentiality provisions of Article 7. The Customer shall be responsible for its costs of travel and accommodation for such inspections.

2.9      Changes to Product Specifications
         ---------------------------------

         (a) If the Customer desires any material change to the Product Specifications or manufacturing process, the Customer shall deliver, one-hundred and twenty (120) days prior to the expected date of implementation, written notice to INyX specifying such change desired by the Customer, and INyX shall respond to any such notice within thirty (30) days after INyX's receipt thereof; provided, however, that the Product Specifications or process shall not be supplemented, modified or amended in any respect without the prior written agreement of the Parties. INyX will use Commercially Reasonable Efforts to implement changes within one-hundred and twenty (120) days. If the Customer requests a change to a Product Specification, including the manufacturing process, and INyX agrees that such change is feasible, such change shall be incorporated within the Product Specification pursuant to a written amendment to this Agreement. The Customer shall be responsible for obtaining any required FDA approval prior to implementation of such a change at the Customer's cost.

         (b) INyX will communicate to the Customer in a timely manner any change in the Product Specification, including the manufacturing process, initiated by INyX, and will obtain the Customer's written approval by way of written amendment of this Agreement incorporating such change within the Product Specification prior to implementation of the change. No such change may be instituted except in compliance with this Agreement and the Quality Agreement. The Customer shall have the option of obtaining, or having INyX obtain any required FDA approval prior to implementation of such a change. INyX may provide additional services in conjunction with the manufacture of Products, such as additional formulation, process development or stability testing, at the request of the Customer and pursuant to the Customer's purchase order, and all data and results from such additional services shall be owned by the Customer and protected as confidential under this Agreement.

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                             CONFIDENTIAL TREATMENT

2.10     Customer Representative at INyX
         -------------------------------

The Customer may, at the Customer's expense, place a company representative on-site at INyX's manufacturing facility during the term of this Agreement. Subject to the following sentence, such representative shall have full access to all operations, documents, and records that specifically pertain to the manufacture of the Products. The Customer Representative shall accept INyX's procedures regulating external customer relationships (including GMP training, guarantee of confidentiality, and health procedures), and shall not materially disrupt INyX's operations.

                                    ARTICLE 3
                               PLANNING AND SUPPLY
                               -------------------

3.1      Production
         ----------

INyX will produce Products to meet the mutually agreed upon forecasts, subject to the provisions of this Article 3. INyX will keep the Customer informed of all scheduled production activity for the Products.

3.2      Termination of Obligation
         -------------------------

INyX's obligation to supply Product to the Customer shall terminate pursuant to the provisions of Article 10 below.

3.3      Forecasts
         ---------

The Customer shall provide INyX with an annual forecast for budgeting and production planning purposes. The Customer shall also deliver to INyX a monthly update, including a 90-day rolling forecast setting forth the Customer's required quantities and delivery dates for each Product. Forecasts shall include the amounts of each Product to be manufactured and supplied by INyX and the expected timing for the delivery of each shipment during the forecast period. The Parties shall discuss each of the forecasts and shall mutually agree in good faith on the appropriateness of each forecast versus anticipated demand for Product.

3.4      Purchase Orders
         ---------------

The Customer will place written purchase orders directly or through its designated representatives with INyX approximately 10 weeks prior to requested shipment date, including the following details: number of units, requested shipping date, shipping instructions and the Customer's order reference number including the price calculated according to this Agreement. Each purchase order issued pursuant to this Agreement shall be governed by the terms and conditions of this Agreement, and shall override any conflicting provisions in any invoice or packing slip generated by INyX with respect to the details set forth in this
Section 3.4.

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                             CONFIDENTIAL TREATMENT

3.5      Receipt and Acceptance by INyX
         ------------------------------

INyX shall promptly acknowledge its receipt of purchase orders and inform the Customer of the anticipated dates of manufacture and delivery of each Product presentation to the Customer. INyX shall respond in writing as to its acceptance of each firm purchase order within fifteen (15) days of receipt of such order. Any portion of the order that exceeds the most recent corresponding twelve (12) month forecast (supplied pursuant to Section 3.3) by more than one hundred ten percent (110%) will be accepted at INyX's discretion. Once a specified quantity, form and delivery date terms have been agreed to by the Parties in any purchase order placed pursuant to this Section 3.5, the purchase order may not be canceled by either Party except as provided in Section 3.10 or in Section 3.11 below.

3.6      Shipment; Delays
         ----------------

INyX shall use Commercially Reasonable Efforts to ship Product to the Customer by the delivery date specified in the accepted purchase order. If INyX believes there will be a significant delay in shipment of Finished Product beyond the delivery dates specified in any accepted purchase order, INyX shall promptly inform the Customer of such expected delay and shall use Commercially Reasonable Efforts to minimize the delay.

3.7      Change Orders
         -------------

The time of delivery and quantities specified in a purchase order accepted by INyX pursuant to Section 3.5 above shall be binding upon the Parties and may not be changed or canceled, except as provided in Sections 3.9 and 3.10 below.

3.8      Increased Demand
         ----------------

INyX will use Commercially Reasonable Efforts to accommodate the Customer's requests for units in excess of those reserved for the Customer and set forth in Exhibit B to this Agreement; provided, however, that it shall not be a breach of this Agreement if INyX, despite its Commercially Reasonable Efforts, is unable to supply quantities of Product to the Customer in excess of 110% of the annual forecast supplied pursuant to Section 3.3 for that year.

3.9      Postponement of Manufacturing; Penalties
         ----------------------------------------

         (a) By the Customer. The Customer may postpone a purchase order for production in accordance with the provisions in this Section. The Customer may postpone each purchase order one time. In the event of postponement pursuant to this Section 3.9, INyX shall use Commercially Reasonable Efforts to reschedule the postponed order to a date agreeable to both Parties. Regardless of the amount of notice, if the Customer

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                             CONFIDENTIAL TREATMENT
                  does not reschedule the Date of Manufacture to a date within forty-five (45) calendar days of the originally scheduled date, the purchase order shall be deemed cancelled, and shall accrue the penalties, if any, pursuant to Section 3.10.

         (b)      By INyX.

                  (i) INyX shall use Commercially Reasonable Efforts to meet the terms of a purchase order that it accepts, taking into account mutually agreed upon forecasts under Section 3.3, available plant capacity and timing of its production.

                  (ii) If INyX fails to meet the deadlines specified in a purchase order that it has accepted, or specified in its acceptance of the purchase order, and the failure is caused by the gross negligence or willful misconduct of INyX, then the Customer may require INyX to supply the undelivered Product at the earliest possible future date (subject to a penalty of 15% of the cost of such undelivered Product for each month's delay) unless otherwise agreed by the Customer, or the Customer may at its option cancel such portion of the order without penalty.

3.10     Cancellation of Purchase Orders; Penalties
         ------------------------------------------

The Customer may cancel a purchase order for production in accordance with the provisions in this Section. The charge for cancellation shall be determined according to the following schedule:

         (a) If the Customer gives at least ninety (90) calendar days notice prior to the manufacturing date assigned by INyX pursuant to Section 3.5, there shall be no penalty for cancellation.

         (b) If the Customer gives less than sixty (60) calendar days and more than twenty-one (21) days notice, INyX may invoice the Customer for, and the Customer shall be required to pay to INyX an amount equal to thirty percent (30%) of the amount owed under the purchase order, calculated in accordance with Exhibit B; provided, however, that INyX must use Commercially Reasonable Efforts to reallocate the suite to manufacture another product of similar value to INyX on the originally scheduled date, and no charge shall be assessed to the Customer if such efforts are successful.

         (c) If the Customer gives twenty one (21) days or less notice but more than fourteen (14) days notice INyX may invoice the Customer for, and the Customer shall be required to pay to INyX an amount equal to fifty percent (50%) of the amount owed under the purchase order, calculated in accordance with

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                             CONFIDENTIAL TREATMENT

                  Exhibit B; provided, however, that INyX must use Commercially Reasonable Efforts to reallocate the suite to manufacture another product of similar value to INyX on the originally scheduled date, and no charge shall be assessed to the Customer if such efforts are successful.

         (d) If the Customer gives less than fourteen (14) days notice of cancellation, INyX may invoice the Customer for, and the Customer shall be required to pay, an amount equal to one hundred (100%) percent of the amount owed under the purchase order, calculated in accordance with Exhibit B.

3.11     Shipment; Inspection; Rejection
         -------------------------------

         (a) Shipment of Product. INyX shall ship, or cause to be shipped at the Customer's expense, the Product to the Customer or such destination(s) as the Customer may designate in writing. Delivery of Product to a common carrier authorized by the Customer shall constitute delivery to the Customer, and risk of loss shall pass to the Customer at that time. INyX agrees to provide support to assist the Customer to pursue any Product related claims it may have against carriers, provided that the Customer shall reimburse INyX for any out-of-pocket expenses INyX may incur in providing such support. All invoices and other shipping documents shall be sent by first class mail or by fax to the Customer's address for notices under this Agreement, directed to the attention of Purchasing Department, Stiefel Laboratories, Inc., 6290 Route 145, Oak Hill, NY 12460.

         (b) Non-Conforming Product. The Customer may reject any batch of Product that does not conform to the Manufacturing Standards, or that has less than eighteen (18) months remaining before its expiration date, subject to the terms of this Section and the Quality Agreement. Within thirty (30) days after INyX's internal release of Product, the Customer shall inspect the Product and notify INyX whether it will accept or reject the Product. No inspection under this Section shall relieve INyX of its obligations and warranties under this Agreement. If the Customer rejects all or any part of any shipment of Product, the procedures to be followed are:

                  (i) the Customer shall submit to INyX in writing any claim that the Product does not conform with the Product Specifications or cGMPs, accompanied by a report of the Customer's analysis (which analysis shall be conducted in good faith) and a sample of the Product at issue, explaining in reasonable detail the basis on which the allegedly nonconforming Product does not meet the Product Specifications. Once nonconformance is confirmed and fault is determined to belong with INyX, the Customer shall not be obligated to pay for such nonconforming shipment of Product. Only those tests listed in the Product Specifications may be used to demonstrate nonconformance of Product.

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                             CONFIDENTIAL TREATMENT

                  (ii) INyX shall conduct its own analysis of the sample in good faith within thirty (30) days after the receipt by INyX of the report and sample from the Customer, and provide the results to the Customer.

                           (A) If after INyX's own analysis of the sample INyX agrees with the claim of nonconformity, the Customer shall promptly inform INyX if the Customer wishes to have INyX replace the nonconforming Product with conforming Product. If the Customer wishes to receive such replacement Product, INyX shall provide such replacement as soon as reasonably practicable thereafter, in which case the Customer shall be obligated to pay only for such replacement Product. The Customer shall not be obligated to pay for the nonconforming Product, and INyX shall: (1) credit the Customer for the amount paid by the Customer to INyX for the nonconforming Product if the Customer has already paid for such nonconforming Product or (2) cancel its invoice to the Customer for such nonconforming Product if the Customer has not yet paid for such nonconforming Product, and the Customer shall not be obligated to pay such cancelled invoiced amount.

                           (B) If, after its own analysis, INyX does not agree with the claim of nonconformity or determines that the Customer is responsible for the nonconformity, such Product shall be tested for conformance with the applicable Product Specifications by an independent third party testing laboratory mutually acceptable to both Parties. The independent analysis shall be binding on both Parties solely for the purpose of determining whether such Product may be rightfully rejected.

                  (iii) After a final determination that the Product shipment is:

                           (A) nonconforming, and if INyX is responsible for the nonconformity, the Customer shall return or destroy it at INyX's request and cost in the most cost effective and environmentally safe and appropriate manner available, consistent with federal, state and local laws and regulations;

                           (B) conforming, the Customer shall forthwith pay INyX for such Product in accordance with the terms of this Agreement.

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                             CONFIDENTIAL TREATMENT

                  (iv) If conforming Product supplied under this Agreement becomes nonconforming or unsuitable at no fault of INyX, the Customer will remain obligated to pay INyX for such Product. At INyX's request, the Customer shall return such unsuitable Product to INyX. Otherwise, the Customer shall destroy it in the most environmentally safe and appropriate manner available, consistent with federal, state and local laws and regulations.

         (c) Notwithstanding the other provisions of this Section 3.11, the Customer shall have no right to reject any Product that fails to conform with the Manufacturing Standards if the nonconformance is attributable to (i) events outside of INyX's control that occurred after delivery to a common carrier, or
                  (ii) processes, procedures or Product components specified by the Customer in the Product Specifications, provided that INyX followed or used such processes, procedures and Product components materially in accordance with the Product Specifications.

3.12     Unique Materials
         ----------------

The Customer shall reimburse INyX for its actual costs expended for the purchase of "Unique Materials" (i.e., certain raw materials, artwork, printed cans, labels, cartons and special valves) purchased by INyX expressly to meet its performance obligations under this Agreement in reliance upon a firm purchase order pursuant to Section 3.4 and which later are made obsolete, or to the extent that such Unique Materials remain on hand at the expiration of this Agreement as provided under Section 10.1. For purposes of this Section, material is obsolete if it cannot be incorporated into the Product due to changes mandated by a Regulatory Authority, changes directed by the Customer, or the Customer-mandated cancellation or postponement. Once material becomes obsolete, INyX may invoice the Customer for the acquisition costs of such obsolete material from time to time, which invoices shall identify the material in question and shall be accompanied by a reasonably detailed statement of the cause of such obsolescence and a certification that INyX has disposed of such materials in accordance with the terms of this Agreement.

3.13     Risk of Loss
         ------------

Risk of loss of Product shall be with INyX until delivery of Product to a common carrier pursuant to Section 3.11 of this Agreement. Notwithstanding the forgoing, INyX shall not be liable for loss of Product caused by an event of force majeure or the Customer's negligence or willful misconduct.













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                             CONFIDENTIAL TREATMENT

3.14     Insurance
         ---------

INyX shall at its own expense obtain and maintain workers' compensation and comprehensive general liability insurance with respect to performance under this Agreement, in the amount of Five Million British Pounds Sterling ((pound)5,000,000).

                                    ARTICLE 4
                             PRICE AND PAYMENT TERMS
                             -----------------------

4.1      Price for Products
         ------------------

The Customer shall pay INyX for Products in amounts to be agreed for each Product and for each size or formulation. The agreed upon price for each Product shall be set forth in the document attached as Exhibit B to this Agreement, which Exhibit may be amended from time to time by the mutual written agreement of the Parties.

4.2      Invoices
         --------

INyX shall submit to the Customer an invoice five (5) days after INyX's internal release of Product. The Customer shall make payment of each invoice within forty-five (45) days after receipt by the Customer. If within forty-five (45) days after the delivery of Product and the accompanying Certificate of Analysis to the Customer, the Customer demonstrates non-conformance under Section 3.11 and INyX agrees with such finding, the Customer shall not be obligated to pay for such non-conforming shipment.

4.3      Exclusivity
         -----------

The Parties agree to deal with each other exclusively with respect to the manufacture and supply of topical and foam aerosol products used for dermatological applications (together with ***, the "Dermatological Products") during the term of this Agreement (the "Exclusivity Period"), including extensions and renewals thereof. This exclusivity arrangement:

         (a) shall not apply to the manufacture and supply of Dermatological Products in respect of the current customers of INyX (formerly the customers of *** and its subsidiaries) such Dermatological Products and customers to be set out in Exhibit 4.3(a). INyX shall be free to continue to supply such Dermatological Products to such customers; and

         (b) may, at the request of INyX, be suspended for the manufacture of certain Dermatological Products upon obtaining the consent of the Customer, such consent not to be unreasonably withheld.
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                             CONFIDENTIAL TREATMENT

4.4      ***
         ---

***

4.5      Currency
         --------

Amounts due to INyX under this Agreement are payable in U.S. Dollars, based on the average exchange rate published in the Wall Street Journal from ten (10) days prior through the date of the Customer's first rolling forecast provided to INyX pursuant to Section 3.3 above. If the exchange rate published in the Wall Street Journal from ten (10) days prior through the date of a subsequent six (6) month rolling forecast differs by more than five percent (5%) from the exchange rate then prevailing between the Parties, the Party against which such difference works may, within ten (10) days, request a renegotiation of such exchange rate with the other Party. The difference in any such renegotiated exchange rate not to exceed fifty percent (50%) of the difference between said then-prevailing and published exchange rates.

4.6      Set-Off
         -------

The parties acknowledge that, INyX has made a convertible promissory note of even date in favour of the Customer in the face amount of (pound)2,500,000.00 British Pounds Sterling (the "Promissory Note"). INyX agrees that the Customer may, from time to time, at its sole discretion, set-off against amounts due hereunder any overdue interest or principal payments accruing due pursuant to the Promissory Note, upon providing INyX ten (10) business days notice of the Customer's intention to set-off such amounts; and to permit INyX to cure any default under the Promissory Note as provided therein.

                                    ARTICLE 5
                                   WARRANTIES
                                   ----------

5.1      Quality
         ------

Each shipment of Product under this Agreement shall have been manufactured in accordance with U.S. Current Good Manufacturing Practices in a duly licensed facility and shall have been subject to a quality control inspection by the Customer in accordance with the Product Specifications and with the Customer's then current quality control standards and systems. INyX shall number each Product shipment with a vendor lot number that is traceable to raw materials and/or components used to manufacture such Product.

5.2      Representations and Warranties
         ------------------------------

         (a) INyX warrants that Product delivered to the Customer pursuant to this Agreement shall, at the time of delivery:

                  (i) have been manufactured, filled, packaged, stored and shipped in accordance with all applicable laws, rules, regulations or requirements;


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                             CONFIDENTIAL TREATMENT

                  (ii) have been manufactured, filled, packaged and stored in accordance with, and will conform to, the Product Specifications;

                  (iii) will be free from defects in material, manufacturing and workmanship for the shelf life of the Product as set forth in the Product Specifications;

                  (iv) not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act (the "Act") as amended, or within the meaning of any applicable state or municipal law in which the definitions of adulteration and misbranding are substantially the same as those contained in the Act, as the Act and such laws are constituted and effective at the time of delivery; and

                  (v) will not be an article which may not, under the provisions of Sections 404 and 505 of the Act, be introduced into interstate commerce.

         (b) Licensing. INyX represents and warrants that it has obtained and will maintain on a current basis and will comply with all licenses, permits and approvals of applicable governmental agencies as may be required to manufacture, test and store the Product pursuant to this Agreement and perform its other obligations under this Agreement. INyX shall be responsible for obtaining and maintaining licenses and permits for manufacture, testing and storage of the Product and ensuring that its facilities used in the manufacture of the Product meet cGMPs in all respects.

(c) Compliance with Laws. INyX represents and warrants that it shall comply with all federal, state, local and foreign laws, regulations and other requirements applicable to the manufacture, testing and storage of the Product and the performance of INyX's obligations under this Agreement. INyX shall have sole responsibility for adopting and enforcing safety procedures for the handling and manufacture of the Product at its facilities and the proper handling and proper disposal of waste relating to the Product.

5.3      Limitations; Indemnification
         ----------------------------

         (a)      Limitations  on  Warranty.  The  warranty  furnished  in  this
                  Article 5 shall not apply to defects caused by accident or willful damage, abuse, misuse, neglect, improper testing, handling, storage or use after delivery by INyX of the Product in question to the Customer.


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                             CONFIDENTIAL TREATMENT

         (b) No Implied Representations; Warranties or Conditions. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER INYX NOR THE CUSTOMER MAKES ANY REPRESENTATIONS OR WARRANTIES AND THERE ARE NO CONDITIONS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO PRODUCT SUPPLIED UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATIONS, WARRANTIES OR CONDITIONS WITH RESPECT TO NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF SUCH PRODUCT, OR ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE PRACTICE.

         (c)      Limitation  of  Liability.  EXCEPT  FOR ANY  LOSS,  LIABILITY,
                  DAMAGE OR OBLIGATION ARISING OUT OF OR RELATING TO THE DISCLOSURE OF CONFIDENTIAL INFORMATION PURSUANT TO ARTICLE 7 OR AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY OR ANY OTHER THIRD PARTY FOR ANY LOST OPPORTUNITY, COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES ARISING OUT OF THIS AGREEMENT, UNDER ANY CAUSE OF ACTION OR THEORY OF LIABILITY (INCLUDING NEGLIGENCE), AND WHETHER OR NOT SUCH PARTY TO THIS AGREEMENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. INYX'S MAXIMUM LIABILITY UNDER THIS AGREEMENT SHALL BE LIMITED TO THE INYX'S ACTUAL RECOVERY UNDER ITS COMPREHENSIVE GENERAL LIABILITY INSURANCE WHICH AS OF THE DATE HEREOF CARRIES A COVERAGE OF FIVE MILLION BRITISH POUNDS STERLING.

         (d) INyX shall use commercial efforts in pursuing claims under its comprehensive general liability insurance in order to reasonably permit the Customer to recover losses, as its interest may appear, pursuant to this Agreement. Upon the Customer's request, INyX shall assign to the Customer (to the extent it can legally do so) its rights to insurance proceeds, provided the Customer has a valid claim against INyX under this Agreement that is either unconditionally admitted by INyX or is otherwise finally confirmed by court action or other dispute resolution process.






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                             CONFIDENTIAL TREATMENT

                                    ARTICLE 6
                               TECHNOLOGY TRANSFER
                               -------------------

6.1      Second Source
         -------------

INyX shall assist the Customer (at the Customer's cost and expense) in qualifying a second source for Product, providing technical assistance and documentation as necessary, including such manufacturing technology and know-how so as to permit another entity to manufacture Product, and INyX agrees to cooperate with the Customer to facilitate the technology transfer.

6.2      Reimbursement
         -------------

The Customer agrees to reimburse INyX for INyX's expenses in providing the assistance required in Section 6.1 for any second source other than an Affiliate of INyX.

6.3      Intellectual Property
         ---------------------

INyX shall use Commercially Reasonable Efforts to assist the Customer with the preparation and filing of patent applications in connection with the Products; provided that, the Customer shall reimburse INyX for all out-of-pocket costs and expenses incurred by INyX.

For greater clarity, INyX acknowledges that all intellectual property created specifically in connection with the Products (the "Intellectual Property"), including formulations, inventions or discoveries (first made or reduced to practice in the performance of INyX's obligations hereunder) shall be the property of the Customer. INyX shall, when requested by the Customer, execute all such assignments, consents and other documents reasonably necessary to assign to the Customer all right, title and interest in and to all the Intellectual Property, and shall use best efforts to cause its employees, agents and subcontractors to execute the necessary documents to give effect to this provision.

The Customer hereby grants INyX a royalty-free, non-exclusive, worldwide right and license to make, use and sell products incorporating Intellectual Property, subject always to INyX's obligations hereunder.

                                    ARTICLE 7
                                 CONFIDENTIALITY
                                 ---------------

7.1      Confidentiality
         ---------------

         (a) Confidential Information. The Parties acknowledge that by reason of their relationship to each other under this Agreement, each will have access to certain information and materials concerning the other's business, plans, trade secrets, customers (including, but not limited to, customer lists), technology, and/or products that is confidential and of substantial value to that Party, which value would be impaired if such information were disclosed to Third Parties ("Confidential Information"). Each Party agrees that it will


___________________________
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                             CONFIDENTIAL TREATMENT
                  not  use  in  any  way  other  than  expressly  authorized  or contemplated under this Agreement, nor disclose to any third party, any such Confidential Information revealed to it by the other Party (except that Confidential Information may be disclosed, as required for the purposes of this Agreement, to any Regulatory Authority, an Affiliate, assignee, distributor, consultant or third party contractor or research and development organization under similar written obligations of non-disclosure and non-use), and will take every reasonable precaution to protect the confidentiality of such information and with no less restrictive precautions than it takes to protect its own confidential information. If Confidential Information is required to be disclosed in response to a valid order by a court, Regulatory Authority or other government body of competent jurisdiction, or if otherwise required to be disclosed by law, or if necessary to establish the rights of either Party under this Agreement, the receiving Party shall use reasonable efforts to provide the disclosing Party with advance notice of such required disclosure to give the disclosing Party sufficient time to seek a protective order or other protective measures, if any are available, for such Confidential Information.

         (b) Exceptions. For purposes of this Agreement, information shall be deemed Confidential Information if such information, by its nature or due to the context within which it is disclosed, is obviously intended by the disclosing Party to be kept confidential even if not identified as such in writing or with legends or other markings. The person disclosing Confidential Information shall endeavor to confirm verbally disclosed Information as "CONFIDENTIAL" in writing, given the understanding that failure to do so does not constitute a designation of non-confidentiality, particularly when the confidential nature is apparent from context and subject matter. Upon request by a Party, the other Party will advise whether or not it considers any particular information or materials to be Confidential Information. Confidential Information does not include information, technical data or know-how that:


                  (i) is or becomes publicly available through no fault of the receiving Party or its individual employees, agents or members amounting to a breach of this Agreement;

                  (ii) is lawfully obtained on a non-confidential basis by the receiving Party from a third party who is not obligated to retain such information in confidence;

                  (iii) the receiving Party can demonstrate, by competent evidence, was known to it or any of its Affiliates from a source other than the disclosing Party or any of its Affiliates prior to the disclosure under this Agreement;


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                             CONFIDENTIAL TREATMENT

                  (iv) the receiving Party can demonstrate by its written records is independently developed by employees of the receiving Party or an Affiliate of the receiving Party, which employees were neither privy to nor had access to the Confidential Information and which is developed without use in any way of the Confidential Information;

                  (v) must be disclosed to governmental agencies, provided that: (A) this exception shall only apply to disclosure to such agencies, and not to any other person or entity; and (B) the disclosing Party shall
                           (1) provide the other Party with prompt notice (including copies of all written requests or demands) of any proposed disclosure to any governmental agency, with an explanation of the Confidential Information of the other Party to be disclosed; and
                           (2) cooperate in any lawful effort by the other Party to prevent, limit or restrict disclosure of its Confidential Information to such government agency.

7.2      Remedy
         ------

If either Party breaches any of its obligations with respect to this Article 7, or if such a breach is likely to occur, the other Party shall be entitled to seek equitable relief, including specific performance or an injunction, in addition to any other rights or remedies, including money damages, provided by law, without posting a bond.

7.3      Agreement Terms
         ---------------

Subject to Section 15.2 and the exclusions set forth in Section 7.1(b), the Parties shall treat the terms and conditions of this Agreement as Confidential Information; provided, however, after written notification to the other Party, each Party may disclose the existence of this Agreement and the material terms and conditions of this Agreement under circumstances that reasonably ensure the confidentiality thereof to: (a) any government or regulatory authorities, including without limitation the United States Security and Exchange Commission pursuant to applicable law (excluding, to the extent legally permitted, disclosure of financial terms in any publicly available versions of information so disclosed), (b) its legal representatives, advisors and prospective investors, and (c) to the Customer's licensors to the extent required for compliance with the Customer's obligations under third party licenses.

7.4      Return of Confidential Information
         ----------------------------------

Within ten (10) days following the termination of any agreement between the Parties with respect to the subject matter the receiving Party agrees to promptly return all tangible items relating to the Confidential Information, including all written material, photographs, models, compounds, compositions and the like made available or supplied by the disclosing Party to the receiving Party, and all copies thereof, upon the request of the disclosing Party, except such records as may be required to be kept for FDA or other government regulatory compliance. Recipient further agrees to identify those persons to whom the Confidential Information that is the subject of this Agreement was disclosed upon request of the disclosing Party.

___________________________
***Confidential material redacted and filed separately with the Commission

                             CONFIDENTIAL TREATMENT

7.5      Inside Information
         ------------------

INyX  understands   that   Confidential   Information  may  constitute   "inside
information" of the Customer for securities purposes and agrees to refrain from any unlawful disclosure, trading or other improper use of such information.

7.6      ***
         ---

*** has, to the best of INyX's knowledge (after due enquiry), returned to *** all Confidential Information of *** under the provisions of the Amended and Restated Manufacturing and Supply Agreement between *** and *** dated ***.

                                    ARTICLE 8
                                   ASSIGNMENT
                                   ----------

8.1      Assignment by INyX
         ------------------

INyX shall have no right or authority to assign the Agreement or any portion of the Agreement, to sublet or subcontract in whole or in part, or otherwise delegate its performance under this Agreement, without the Customer's prior written consent, such consent not to be unreasonably withheld. Notwithstanding the foregoing, nothing in this Agreement shall prohibit INyX from assigning this Agreement to any Affiliate of INyX that may from time to time own or operate the facility at Runcorn, England. No such assignment shall relieve INyX of primary liability for the performance of its obligations under this Agreement.

8.2      Assignment by the Customer
         --------------------------

The Customer may assign this Agreement. INyX agrees that if this Agreement is assigned to any third party or Affiliate, all the terms and conditions of this Agreement shall obtain between such third party or Affiliate and INyX with the same force and effect as if said Agreement had been made with such third party or Affiliate in the first instance, provided that no such assignment shall relieve the Customer of primary liability for the due performance of this Agreement.

                                    ARTICLE 9
                                  FORCE MAJEURE
                                  -------------

9.1      Force majeure
         -------------

Neither Party shall be considered in default of performance of its obligations under this Agreement, except any obligation under this Agreement to make payments when due, to the extent that performance of such obligations is delayed

___________________________
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                             CONFIDENTIAL TREATMENT
by contingencies or causes beyond the reasonable control and not caused by the negligence or willful misconduct of such Party, including but not limited to strike, fire, flood, earthquake, windstorm, governmental acts or orders or restrictions, or force majeure, to the extent that the failure to perform is beyond the reasonable control of the nonperforming Party, if the Party affected shall give prompt written notice of any such cause to the other Party. The Party giving such notice shall thereupon be excused from such of its obligations under this Agreement for the period of time that it is so disabled.

                                   ARTICLE 10
                              TERM AND TERMINATION
                              --------------------

10.1     Term
         ----

This Agreement shall expire on March 6, 2007 (the "Initial Term"), after which this Agreement may be renewed for successive periods of one calendar year each, any such agreement to renew to be confirmed in writing by the Parties. At the end of the Initial Term, this Agreement shall, at the Customer's option, automatically renew for successive one-year periods under the same terms and conditions set forth under this Agreement (or such other terms agreed in writing by the Parties) until terminated in writing in accordance with the provisions of this Agreement.

10.2     Termination for Material Breach
         -------------------------------

Either Party may terminate this Agreement upon written notice if the other Party has breached any of its material obligations under this Agreement, and (a) such breach has not been cured within 60 days after written notice of the breach, or
(b) if a plan, reasonably acceptable to the non-breaching Party, is not implemented to cure as soon as practicable after notice of the breach

10.3     Termination upon Insolvency
         ---------------------------

Either Party may, in addition to any other remedies available to it by law or in equity, terminate this Agreement immediately by written notice to the other Party upon (i) the filing by the other Party of a voluntary petition in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, (ii) the filing against such other Party of an involuntary petition in bankruptcy which is not dismissed within 60 days, (iii) the appointment of a receiver or trustee of any of such other Party's property if such appointment is not vacated within 60 days, (iv) the adjudication of such other Party as insolvent, or (v) the assignment of such other Party's property for the benefit of its creditors.



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                             CONFIDENTIAL TREATMENT

10.4     Termination for Force Majeure
         -----------------------------

Either Party may terminate this Agreement upon thirty (30) days written prior notice in the event of the other Party's inability to substantially perform its obligations under this Agreement for more than one hundred eighty (180) days due to an event of force majeure as described in Article 9.

10.5     Termination without Cause
         -------------------------

Either Party may terminate this Agreement upon twelve (12) months' written notice to the other Party.

10.6     Accrued Liabilities
         -------------------

The termination of this Agreement for any reason shall not discharge either Party's liability for obligations incurred under this Agreement and amounts unpaid at the time of such termination. The Customer shall be liable to pay INyX for any Product, work in progress and materials purchased by INyX to fulfill its obligations under this Agreement, provided however that INyX shall make all Commercially Reasonable Efforts to mitigate its damages under such circumstances.

10.7     Return and Disposition of Property
         ----------------------------------

Upon the termination of this Agreement for any reason, each Party shall return to the other Party or its designee all of such other Party's property, including, but not limited to, all proprietary information, in its possession. To the extent required by law or to comply with such Party's continuing obligations under this Agreement, each Party may keep a single copy of tangible property belonging to the other Party. INyX shall dispose of all bulk active ingredients, raw materials, containers, and Labeling not necessary to complete work in progress at the Customer's expense in accordance with the Customer's reasonable instructions.

                                   ARTICLE 11
                                 INDEMNIFICATION
                                 ---------------

11.1     Indemnification by INyX
         -----------------------

INyX shall, subject to Section 5.3, indemnify the Customer, its Affiliates and their respective directors, officers, employees and agents, and defend and save each of them harmless, from and against any and all suits, losses, actions, demands, investigations, claims, damages, liabilities, costs and expenses
(including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Losses") brought by third parties arising from or occurring as a result of:


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


         (a)      a nonconformity  of Product with the warranties under Sections
                  5.1 and 5.2 except for any damages attributable to the negligence of the Customer, its employees or agents;

         (b)      INyX's failure to comply with the Product Specifications;

         (c) any willful act or omission or negligence of INyX or its employees, agents or other contractors in the manufacturing and testing of the Product; or

         (d) INyX's failure to comply with the Act and the regulations under the Act in the production of Product.

         (e) any breach (or alleged breach) by INyX of its representations, warranties, or obligations under this Agreement;

         (f) the manufacture or the storage of the Product prior to the date of shipment of Product to the Customer by INyX or its Affiliates,

         all except to the extent caused by the negligence or willful misconduct of the Customer or its officers, agents, employees, Affiliates, sublicensees or customers.

11.2     Indemnification by the Customer
         -------------------------------

The Customer shall, subject to Section 5.3, indemnify INyX, its Affiliates and their respective directors, officers, employees and agents, and defend and save each of them harmless, from and against any and all Losses brought by third parties arising from or occurring as a result of:

         (a) failure by the Customer to comply with the Food Drug and Cosmetic Act and the regulations under the Act;

         (b)      the handling or other use of the Product;

         (c) any willful act or omission or negligence of the Customer or its employees, agents or other contractors

         (d)      any  breach  (or  alleged  breach)  by  the  Customer  of  its
                  representations,   warranties,   or  obligations   under  this
                  Agreement;

         (e) the manufacture by the Customer or third parties contracted by the Customer, or the storage of Product after the date of shipment of Product to the Customer by INyX or its Affiliates,

all except to the extent caused by the negligence or willful misconduct of INyX or its officers, agents, employees, Affiliates, sublicensees or customers.


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

11.3     Process
         -------

If either Party expects to seek indemnification from the other pursuant to the provisions of this Article 11, it shall promptly give notice to the indemnifying Party of any such Claim. The indemnifying Party shall have the right to control the defense of such Claim and the indemnified Party shall cooperate with the indemnifying Party in the defense of such Claim. No settlement or compromise of any Claim shall be binding on a Party hereto without its prior written consent.

11.4     Patent Indemnification
         ----------------------

The Customer shall indemnify and hold INyX and its employees, servants and agents harmless from and against any and all claims, demands, actions, suits, losses, damages, costs, expenses (including reasonable attorney's fees), and liabilities which INyX may incur, suffer or be required to pay by reason of any patent infringement suit brought against INyX because of INyX's manufacture of Product to the extent that the alleged infringement arose out of or related to INyX's use of processes, compounds or other products the rights to which are claimed to be owned by the Customer.

                                   ARTICLE 12
                            AUDIT RIGHTS; INSPECTIONS
                            -------------------------

12.1     Inspections
         -----------

The Customer, upon its own discretion and at its own cost and expense, is entitled during ordinary business hours and at dates acceptable to INyX to inspect or to have inspected, INyX's plant and procedures used for manufacture and storage of the Products.

12.2     Books and Records
         -----------------

INyX agrees to maintain and cause its Affiliates to maintain complete and accurate books and records of account so as to enable the Customer to verify amounts due and payable under this Agreement. In particular, INyX shall preserve and maintain all such records and accounts required for audit for a period of four (4) years after the calendar quarter for which the record applies.

12.3     Audit of INyX's Records
         -----------------------

During the term of this  Agreement,  the Customer  shall have the right upon two
(2) weeks notice to INyX to have an independent certified public accountant, selected by the Customer and reasonably acceptable to INyX, audit INyX's records during normal business hours; provided, however, that such audit shall not take place more frequently than once a year and shall not cover records for more than the preceding four (4) years.


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

12.4     Government Inspection
         ---------------------

INyX agrees to advise the Customer by telephone and facsimile immediately of any proposed or announced visit or inspection, and as soon as possible but in any case within twenty-four (24) hours of any unannounced visit or inspection, by any Regulatory Authority of any facilities used by INyX in the performance of its obligations under this Agreement. INyX shall provide the Customer with a reasonable description of each such visit or inspection promptly (but in no event later than five 5 calendar days) thereafter, and with copies of any letters, reports or other documents (including Form 483's) issued by any such authorities that relate to the Products, or such facilities, processes or procedures. The Customer may review INyX's responses to any such reports and communications, and if practicable, and, insofar as timely received, the Customer's reasonable views and requests shall be taken into account prior to submission of such reports and communications to the relevant Regulatory Authority.

                                   ARTICLE 13
                                    DISPUTES
                                    --------

13.1     Arbitration
         -----------

If the Parties' are unable to settle amicably any claim, dispute, controversy or difference arising out of or in relation to or in connection with this Agreement or for breach of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation, then the dispute shall be resolved through binding arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In any arbitration pursuant to this section, the award shall be rendered by a majority of the members of a board of arbitration consisting of three members, one being appointed by each Party and the third being appointed by mutual agreement of the two arbitrators appointed by the Parties. The place of arbitration shall be New York, New York.

13.2     UN Convention Not Applicable
         ----------------------------

The Parties expressly disclaim application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods, and agree that it shall not govern or apply to this Agreement or its performance or construction.

13.3     Governing Law
         -------------

This Agreement shall be governed, controlled, interpreted and defined by and under the laws of the State of New York and the United States without regard to that body of law known as conflicts of law; provided that issues relating to the validity and enforceability of patents shall be governed by the laws of the jurisdiction by which such patent was granted.


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

                                   ARTICLE 14
                                     NOTICES
                                     -------

14.1     Notice.
         -------

Any notice required or permitted by this Agreement shall be in writing and shall be sent by prepaid registered or certified mail, return receipt requested; by facsimile; by internationally recognized courier; or by personal delivery, in each case addressed to the other Party at the address below or at such other address for which such Party gives notice under this Agreement.

If to the Customer at:

         Stiefel Laboratories, Inc.
         Attention: President and Chief Executive Officer
         255 Alhambre Circle
         Coral Gables, Florida, USA  33134

If to INyX, at:

         INyX Pharma Ltd.
         Attention: Steve Handley
         6 Seymour Court, Manor Park
         Runcorn, Cheshire, UK  WA7 1S&

Such notice shall be deemed to have been given when delivered or, if delivery is not accomplished by some fault of the addressee, when tendered. Either Party may change its address for notice by delivering a written notice of the new address in accordance with this Article.

                                   ARTICLE 15
                             NATURE OF RELATIONSHIP
                             ----------------------

15.1     No Agency; Independent Contractor
         ---------------------------------

Each Party is and shall be considered to be an independent contractor of the other Party. Neither Party shall be the legal agent of the other for any purpose whatsoever and neither Party has any right or authority to make or underwrite any promise, warranty or representation, to execute any contract or otherwise to assume any obligation or responsibility in the name of or on behalf of the other Party. Neither Party shall be bound by or liable to any third persons for any act or for any obligation or debt incurred by the other toward such third party, except to the extent specifically agreed to in writing by the Party so to be bound.




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

15.2     Public Statements
         -----------------

The Parties shall endeavor to provide courtesy copies of any public announcements concerning the relationship created by this Agreement. Neither Party shall make any representations concerning the other without the prior consent from the other Party. Notwithstanding the foregoing, each Party consents to references to it in reports or documents or other disclosures sent to stockholders or filed with or submitted to any governmental authority or stock exchange. Except for such disclosure as is required by applicable law and/or stock exchange regulation, neither Party shall make any announcement, news release, public statement, publication or presentation relating to the existence of this Agreement or the arrangements referred to in this Agreement without first notifying the other Party.

                                   ARTICLE 16
                              ADDITIONAL PROVISIONS
                              ---------------------

16.1     Headings
         --------

Article and section headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

16.2     Partial Invalidity
         ------------------

If any provision of this Agreement is held to be invalid, illegal, or unenforceable by a court of competent jurisdiction, then: (a) such provision will be deemed amended to conform to applicable laws of such jurisdiction so as to be valid and enforceable, or, if it cannot be so amended without materially altering the intention of the Parties, it will be stricken; (b) the validity, legality and enforceability of such provision will not in any way be affected or impaired thereby in any other jurisdiction; and (c) the remaining provisions of this Agreement will remain in full force and effect.

16.3     Survival
         --------

The covenants and agreements set forth in Articles 7, 11 and 13 shall survive any termination or expiration of this Agreement and remain in full force and effect regardless of the cause of termination.

16.4     Entire Agreement
         ----------------

This Agreement, including the attached Exhibits, constitutes the entire agreement of the Parties with respect to the subject matter, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, between the Customer and INyX with respect to such subject matter. In particular, (a) in the event of conflict between this Agreement and the terms and conditions of any purchase order or other form generated in performance of this Agreement, then the terms and conditions of this Agreement shall control, and (b) in the event of conflict between this Agreement and the Quality Agreement (as it may be amended from time to time), the terms of this Agreement shall govern all aspects of the relationship between the Parties except that the Quality Agreement shall govern with respect to quality matters.



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

16.5     Waivers
         -------

No waiver of any term or condition of this Agreement shall be valid or binding on either Party unless agreed in writing by the Party to be charged. The failure of either Party to enforce at any time, or for any period of time, any provision of this Agreement, or the failure to require at any time performance by the other Party of any provision of this Agreement, shall in no way be construed to be a present or future waiver of such provisions or of the right of such Party thereafter to enforce that provision or other provisions of this Agreement.

16.6     Assignment, Binding Effect
         --------------------------

Neither Party shall assign this Agreement, by operation of law or otherwise, except to an Affiliate of such Party, without the prior written consent of the other Party, which consent shall not be unreasonably withheld, and any such attempted assignment without such consent shall be void. No assignment shall be effective until the assignee shall have unconditionally assumed in writing all of the assignor's obligations under this Agreement and a written notice of such assignment is given to all the other Parties. When duly assigned in accordance with the foregoing, this Agreement shall be binding upon and inure to the benefit of the assignee.

16.7     Amendment
         ---------

No amendment or  modification  of this Agreement  shall be valid or binding upon
the  Parties  unless  made  in  writing  and  signed  by  the  duly   authorized
representatives of both Parties.

16.8     Taxes
         -----

INyX and the Customer shall cooperate in seeking and/or applying for all available waivers, exclusions, exemptions, rebates and the like with respect to potential taxes (e.g., VAT) on the Products.

16.9     Conflicting Terms and Conditions
         --------------------------------

All sales under this Agreement shall be subject to the provisions of this Agreement (including, without limitation, the Product Specifications) and shall not be subject to the terms and conditions contained on any purchase order of the Customer or confirmation of INyX, except insofar as any such purchase order or confirmation establishes:

         (a)      the quantity and form of any Product ordered;

         (b)      the shipment date;


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


         (c)      the shipment routes and destinations; or

         (d)      the carrier.

16.10    Binding Effect and Assignment
         -----------------------------

Each Party agrees that its rights and obligations under this Agreement may not be transferred or assigned directly or indirectly, except as follows: (a) either Party may transfer or assign this Agreement to an Affiliate of such Party which agrees in writing to undertake the obligations under this Agreement, (b) either Party may transfer or assign this Agreement in connection with the sale of all or substantially all of the assigning Party's related business, and (c) either Party may transfer or assign this Agreement to a non-Affiliate third party with the prior written consent of the other Party, which consent shall not be unreasonably withheld. Subject to the foregoing, this Agreement shall be binding upon and inure to, the benefit of the Parties, their successors and assigns. Any attempted assignment contrary to the provisions of this Section 16.10 shall be deemed ineffective, and either Party shall have the right to terminate this Agreement, with the effect described in Section 10.2.

16.11    Counterparts
         ------------

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective duly authorized officers as of the date first written above.

STIEFEL LABORATORIES, INC.                               INYX PHARMA LTD.

Per:/S/ Tessie L. Brunker                                Per: /S/ Steven Handley
    ---------------------                                    -------------------
    Name:  Tessie L. Brunker                             Name:  Steven Handley
    Title:  Vice President, CFO and Treasurer            Title:  Director















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

                                LIST OF EXHIBITS

Exhibit 4.3(a)           Current Customers and Dermatological Products

Exhibit A                Stiefel Products

Exhibit B                Pricing

Exhibit C                Quality Agreement

Exhibit D                Forecasts

Exhibit E-1, E-2 etc     Development Agreements

                                 Exhibit 4.3(a)

                  Current Customers and Dermatological Products
                  ---------------------------------------------

See Attachment dated 28th February, 2003

                                    Exhibit A

                                Stiefel Products
                                ----------------

Marketed Name            NDC Code           Size

                                    Exhibit B

                                     Pricing
                                     -------

Name     Size     Price per Unit*   Price per Unit(Free Issue)

***                        ***                       ***

***                        ***                       ***

***                        ***                       ***

***                        ***                       ***



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                                                                        Exhibits

                                   Exhibit C

                               Quality Agreement
                               -----------------

[See Attachment dated 4.03.03]

                                    Exhibit D

                           Forecast Format and Timing
                           --------------------------

With respect to forecasts supplied by the Customer:

-------------------------- ------------------------- ---------------------------

Date Submitted             Description               Purchase Orders Issued for
                                                     Manufacturing Dates During:
-------------------------- ------------------------- ---------------------------

-------------------------- ------------------------- ---------------------------

-------------------------- ------------------------- ---------------------------


                                    Exhibit E

                             Development Agreements
                             ----------------------

Future development agreements between the Parties with respect to new Product candidates shall be attached to this Agreement as Exhibits E-1, E-2, E-3, etc.

































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                             CONFIDENTIAL TREATMENT
                                                                        Exhibits